UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/30/2005

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

An employment agreement was entered into on December 30, 2005, effective January 1, 2006 by and between MainStreet BankShares, Inc. ("MainStreet"), Franklin Community Bank, National Association, ("Franklin Bank"), a subsidiary of MainStreet, and Larry A. Heaton, President and Chief Executive Officer of Franklin Bank. Some of the terms of the employment agreement are as follows:

The agreement has a rolling one year term that unless terminated at least 90 days prior to each anniversary date, is extended automatically for an additional one year.

If Mr. Heaton's employment is terminated without cause Franklin Bank is obligated to pay Mr. Heaton a lump sum payment equal to: (a) the present value of the total base salary in effect at the time of termination through the remaining term of employment and (b) the present value of Franklin Bank's cost of all welfare and pension benefits then being provided to Mr. Heaton calculated as if he continued in employment through the remaining term of employment and (c) any incentive benefits accrued as of the date of termination.

If Mr. Heaton's employment is terminated for cause or he voluntarily terminates employment, Mr. Heaton will receive his full base salary through the date of termination.

Upon a change of control, Mr. Heaton may choose either of the following: (a) to enter into a replacement employment agreement mutually satisfactory to him and the company acquiring control which shall replace in full the subject employment agreement or (b) to resign his employment, terminate the employment agreement and, subject to certain limitations, receive as severance benefits the continuation for the 36 months immediately following such written notice his salary and benefits excluding any non-accrued incentives.

The agreement provides for a non competition obligation for 1 year after termination of employment or during any longer period in which he is receiving severance benefits after a change of control within a 25 mile radius of the main office of Franklin Bank.

Item 9.01.    Financial Statements and Exhibits

99.1        Employment Agreement by and between MainStreet BankShares, Inc., Franklin Community Bank, National Association, a subsidiary of MainStreet BankShares, Inc., and Larry A. Heaton, President and Chief Executive Officer of Franklin Community Bank, National Association.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: January 04, 2006	By:	/s/ C. R. McCullar
C. R. McCullar
President and Chief Executive Officer

MAINSTREET BANKSHARES INC

Date: January 04, 2006	By:	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/Chief Financial Officer/Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Employment Agreement by and between MainStreet BankShares, Inc., Franklin Community Bank, National Association, and Larry A. Heaton